EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

ANNOUNCES HOLIDAY SALES, RAISES FOURTH QUARTER EPS GUIDANCE RANGE

PITTSBURGH-January 8, 2015—American Eagle Outfitters, Inc. (NYSE:AEO) today announced that total net revenue for the nine-week period ended January 3, 2015 increased 1% to $893 million, compared to $882 million for the nine-week period ended January 4, 2014. Consolidated comparable sales decreased 2%. The company now expects fourth quarter EPS to be approximately $0.32 to $0.34 per diluted share, compared to adjusted EPS of $0.27 per share last year, representing growth of 19% to 26%. The company’s previous EPS guidance was $0.30 to $0.33 per diluted share. The guidance excludes potential asset impairment and restructuring charges.

Jay Schottenstein, Interim CEO stated, “I am pleased with the progress we made this holiday season resulting in meaningful margin recovery and expected fourth quarter EPS growth compared to the prior year. In December, we achieved positive comparable sales growth with fewer promotions, as customers responded well to our holiday assortment, as well as new spring arrivals. We expect to close the quarter with inventories in good shape. We look forward to delivering ongoing business improvements and returns to shareholders in 2015.”

The company will release fourth quarter and annual 2014 fiscal results on March 10, 2015 and will host a conference call to review financial results on that date.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

13 Weeks Ended February 1, 2014
GAAP Diluted EPS	$0.05
Add back: Asset Impairment(1):	0.08
Add back: Asset Write-offs & Corporate Charges(2):	0.12
Add back: Tax Related(3):	0.02

Non-GAAP Diluted EPS (“adjusted”)	$0.27

(1)—Pre-tax asset impairment charges of $25.1M for AEO & aerie brand stores.

(2)—Pre-tax charges including $24.1M of charges relating to fabric and other product liabilities and the discontinuation of the AE Performance line, $9.1M of corporate & store asset write-offs, $3.3M of employee severance & related costs and $1.3M for the write-down of the Company’s corporate jet.

(3)—International valuation allowances, partially offset by tax benefits from changes in tax reserves.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China, Hong Kong and the United Kingdom, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at 102 international stores operated by licensees in 17 countries. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, including fourth quarter 2014 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters, Inc.

Kristen Zaccagnini, 412-432-3300